UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 16, 2011, ULURU Inc. (the “Company”) reconvened its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), which was adjourned on June 1, 2011 to permit additional time to solicit stockholder votes for the third proposal described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on April 20, 2011 (the “Proxy”).  As of April 4, 2011, the record date, 87,341,709 shares of common stock were eligible to vote.

The final voting results for the third proposal submitted to a vote of stockholders at the reconvened Annual Meeting is set forth below.

Proposal 3.
To authorize the Board of Directors to amend the Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,537,843	12,656,015	1,246,096	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 16, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer